UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14 (a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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                          Short Term Income Fund, Inc.
                (Name of Registrant as Specified In Its Charter)


            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

SHORT TERM                                                  600 FIFTH AVENUE
INCOME FUND, INC.                                           NEW YORK, N.Y. 10020
                           (212) 830-5220


================================================================================

October 10, 2000


Dear Shareholder:

We recently sent a proxy statement and ballot to you for a Special Meeting of Shareholders of Short Term Income Fund, Inc. Our records indicate that your vote has not been tabulated as of yet. It may be that you did not receive the materials, therefore, enclosed are duplicate copies of a proxy statement and ballot. The Special Meeting was scheduled for October 10, 2000, but it has been adjourned, only on Proposal 3, until December 6, 2000.

What is Proposal 3?

Shareholders are being asked to approve a change in the Fund's investment restrictions to permit the Money Market Portfolio to purchase certain restricted securities.

Why is this important to the Fund?

As a result of a current restriction, your portfolio is prohibited from investing in the most rapidly growing and highest yielding segment of the short-term market. The Manager of the Fund believes the Money Market Portfolio will not be able to provide a competitive yield without the ability to buy these types of securities.

Therefore, the Manager has recommended to the Directors that this investment restriction be modified to permit the purchase of certain privately placed short-term restricted securities that are commonly used in the marketplace.

The Directors have determined that the Manager's recommendation is in the best interest of your portfolio and are recommending that shareholders approve this proposal.

         Note: Although the meeting date on your ballot is October 10th, please be reminded that the meeting has been adjourned until December 6, 2000. We urge you to vote immediately. Instructions on how to vote by mail, telephone or the Internet are on the ballot. Should you have any questions about the proposal or voting, please call Christine Turner at 1-800-676-6779.

Thank you in advance for your immediate attention.

Sincerely,

SHORT TERM INCOME FUND, INC.